Consent of Independent Auditors

       We consent to the incorporation by reference in the Registration Statements and related Prospectuses on:

            Form S-3, File No. 33-52496, as amended on February 2, 1995

            Form S-3, File No. 33-59197

            Form S-3, File No. 33-64015

            Form S-8, File No. 33-34833

            Form S-8, File No. 33-53813

            Form S-8, File No. 33-58517

       of our report dated November 21, 1997, except for Note 5 as to which the date is December 18, 1997, with respect to the consolidated financial statements and schedule of Hondo Oil & Gas Company included in the Annual Report on Form 10-K for the year ended September 30, 1997.



                                                       /s/ ERNST & YOUNG LLP


       Denver, Colorado
       December 23, 1997